UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

BANJO & MATILDA, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

BANJO & MATILDA, INC.

Innovation Centre #1, 3998 FAU Blvd., Suite 309

Boca Raton, FL 33431

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF BANJO & MATILDA, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

BANJO & MATILDA, INC.

Innovation Centre #1, 3998 FAU Blvd., Suite 309

Boca Raton, FL 33431

NOTICE OF ACTION BY WRITTEN CONSENT IN LIEU OF MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the following action has been approved pursuant to the written consent of five stockholders holding a majority of the voting power of the outstanding capital stock of Banjo & Matilda, Inc., a Nevada corporation (the “Company,” “Corporation,” “we,” “us,” or “our”), dated May 265, 2020, in lieu of a special meeting of the stockholders and in accordance with NRS 78.320 of the Nevada Revised Statutes:

(1)	To amend our articles of incorporation (“Articles of Incorporation”) to change our name from Banjo & Matilda, Inc. to Xeriant, Inc.; and

(2)	To amend the Company’s Articles of Incorporation to increase the number of authorized shares of (i) Company common stock, par value $0.00001 per share (“Common Stock”), from 100,000,000 shares to 5,000,000,000 shares.

Stockholders of record at the close of business on May 26, 2020 (the “Record Date”), are entitled to receive a copy of this information statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the amendments described will be effected on or before the close of business on July 6, 2020.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

By order of the Board of Directors
May 26, 2020

/s/ Keith F. Duffy
Keith F. Duffy,
Chief Executive Officer

2

BANJO & MATILDA, INC.

Innovation Centre #1, 3998 FAU Blvd., Suite 309

Boca Raton, FL 33431

INFORMATION STATEMENT

(Preliminary)

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT IN LIEU OF SHAREHOLDER MEETING

GENERAL INFORMATION

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF OUR VOTING CAPITAL STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO APPRAISAL RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

This information statement is being furnished in connection with the action by written consent of stockholders holding a majority of our voting capital stock taken without a meeting of certain actions described in this information statement. We are mailing this information statement to our stockholders of record on the Record Date.

What is the Purpose of the Information Statement?

This Information Statement is being furnished pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify the Company’s stockholders as of the Record Date of certain corporate actions to be taken pursuant to the consents or authorizations of stockholders representing a majority of the voting rights of the Company’s outstanding common stock.

What actions were taken by written consent?

On May 26, 2020, we obtained consent from holders of a majority of the voting capital stock of the Company to amend our Articles of Incorporation as follows:

(1)	Change our name from Banjo & Matilda, Inc. to Xeriant, Inc.; and

(2)	Amend the Company’s Articles of Incorporation to increase the number of authorized shares of Company Common Stock from 100,000,000 shares to 5,000,000,000 shares.

How many shares of voting capital stock were outstanding on the date of the consent?

On the date of the written consent, which is the Record Date and the date we received a copy of the consent of the holders of a majority of the voting power of capital stock, there were issued and outstanding 69,584,149 shares of Common Stock and 3,113,368 shares of Series A Preferred Stock (each share of Series A Preferred Stock is convertible into one thousand shares of Common Stock and votes on an as-converted basis), equating to total voting capital stock issued and outstanding of 3,182,952,149 shares.

What vote was obtained to approve the amendment to the Articles of Incorporation described in this Information Statement?

We obtained the written consent in lieu of a meeting of five stockholders that in the aggregate own 1,901,001,000 shares of Series A Preferred Stock, representing approximately 60% of the voting power of our stockholders. Under NRS (Nevada Revised Statutes) 78.209 and 78.390, the holders of a majority of our issued and outstanding voting capital stock constitute the requisite percentage required to amend the Articles of Incorporation.

3

Who is Entitled to Notice?

Each holder of an outstanding share of Common Stock and Series A Preferred Stock, as of the Record Date, will be entitled to notice of each matter voted upon.

Are there appraisal right of approval?

No dissenters’ or appraisal rights under the Nevada corporate law are afforded to the Company’s stockholders as a result of the approval of the action to amend the Articles of Incorporation.

Is consent to action in lieu of a meeting authorized under Nevada law?

NRS 78.320 provides that any action required to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The Company is providing prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting. This Information Statement is intended to provide such notice. This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Exchange Act to the Company’s stockholders on the Record Date. The corporate action described herein will be effective approximately 20 days after the mailing of this Information Statement.

Who is bearing the cost of mailing this Information Statement?

The entire cost of furnishing this Information Statement will be borne by the Company.

4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 26, 2020, certain information concerning the beneficial ownership of our Common Stock and Series A Preferred Stock by (i) each stockholder known by us to own beneficially five percent or more of either our outstanding Common Stock or our Series A Preferred Stock; (ii) each director; (iii) each named executive officer, as defined in Item 402 of Registration S-K; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power. As of May 26, 2020, there were 69,584,149 shares of Common Stock issued and outstanding and 3,113,368 shares of series A preferred stock (“Series A Preferred Stock”) issued and outstanding that are voting and convertible into 3,113,368,000 shares of Common Stock, for an aggregate of 3,182,952,149 shares of voting capital stock issued and outstanding.

Unless otherwise stated, beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person or group of persons, the number of shares beneficially owned by such person or group of persons is deemed to include the number of shares beneficially owned by such person or the members of such group by reason of such acquisition rights, and the total number of shares outstanding is also deemed to include such shares (but not shares subject to similar acquisition rights held by any other person or group) for purposes of that calculation. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The address for each of the beneficial owners is the Company’s address, unless otherwise indicated.

Amount and Nature of Beneficial Ownership

Name and Address of Beneficial Owner	Common Stock Shares	Percentage of Common Stock	Series A Preferred Shares	Percentage of Series A Preferred Shares	Percentage of Total Voting Power
Russell Randall 339 Ives Dairy Road, Apt. #5 Miami, FL 33179	_	_	990,000	31.80%	31.10%
Micha Holdings, LLC(1) 150 East Palmetto Park Road, Suite 800 Boca Raton, FL 33432	_	_	990,000	31.80%	31.10%
Ancient Investments, LLC(2) 2772 NW 26th Street Boca Raton, FL 33434	_	_	256,667	8.24%	8.06%
Basil Consulting, LLC(3) 5665 76th Ave. Pinellas Park, FL 33781	_	_	256,667	8.24%	8.06%
Christopher Sawchuck(4) 9221 Highland Ridge Way Tampa, FL 33647	_	_	256,667	8.24%	8.06%
Spider Investments, LLC(5) 951 SW 4th Ave. Boca Raton, FL 33432	_	_	141,000	5.46%	4.43%
All officers and directors as a group (2 persons)	_	_	397,667	13.70%	12.49%

_____________

(1) Ms. Elena Fuller has control and dispositive power over Micha Holdings, LLC and is the beneficial owner of Micha Holdings, LLC.

(2) Mr. Keith Duffy is the Chairman and Chief Executive Officer of the Company, and is a beneficial owner of Ancient Investments, LLC.

(3) Mr. Cameron Cox is an Advisor to the Company and has control and dispositive power over the shares owned by Basil Consulting, LLC and is the beneficial owner of Basil Consulting, LLC.

(4) Mr. Christopher Sawchuk is the Chairman of the Board of Advisors.

(5) Mr. Edward C. DeFeudis is a Director of the Company, and has control and dispositive power over Spider Investments, LLC and is the beneficial owner of Spider Investments, LLC.

5

DISCUSSION OF AMENDMENT TO ARTICLES OF INCORPORATION

Corporate Name Change

The majority stockholders approved an action to amend and restate Article I of the Company’s Articles of Incorporation to change the Company’s name from “Banjo & Matilda, Inc.” to “Xeriant, Inc.” The majority of shareholders believe the name “Xeriant, Inc.” fits the Company’s business and vision, as it stands for new technologies and aerodynamic concepts in aviation, such as the experimental “X-planes.” The name also reflects the electrification of the industry and the development and integration of sustainable or “green” technology, and a new variant or family of aircraft. The Board of Directors agrees with this assessment. The text of the amended and restated Article I of the Articles of Incorporation with respect to the corporate name is set forth in Appendix A.

Changing the name of the Company will not have any effect on the rights of existing stockholders. The proposed name change will not affect the validity or transferability of currently outstanding stock certificates, and stockholders will not be requested to surrender for exchange any stock certificates they hold.

Amendment to Increase the Authorized Capital Stock

General

The majority stockholders approved an action to amend and restate Article III of the Company’s Articles of Incorporation to increase the number of shares of Common Stock authorized for issuance from 100,000,000 shares to 5,000,000,000 shares. The text of the amended and restated Article III of the Articles of Incorporation with respect to the authorized shares of capital stock is set forth in Appendix A.

The terms of the additional shares of Common Stock authorized will be identical to those of the currently issued and outstanding shares of Common Stock. The authorization of these additional shares of Common Stock will not affect the relative voting power or equity interest of any shareholder. However, because holders of our capital stock and Series A Preferred Stock have no preemptive rights to purchase or subscribe for any unissued capital stock of the Company, the issuance of additional shares of capital stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of capital stock. This amendment to the Articles of Incorporation and the creation of additional shares of authorized Common Stock will not alter the current number of issued and outstanding shares of capital stock.

Reasons for Amendment to Articles of Incorporation

Currently, the Company’s Articles of Incorporation authorizes the issuance of 100,000,000 shares of Common Stock and 100,000,000 shares of Series A Preferred Stock, of which 3,500,000 shares of Preferred Stock have been designated as Series A Preferred Stock. As of the Record Date, there were 69,584,149 shares of Common Stock issued and outstanding and 3,113,368 shares of Series A Preferred Stock issued and outstanding. Each share of Series A Preferred Stock is convertible into 1,000 shares of Common Stock. Accordingly, we do not have a sufficient number of shares of Common Stock authorized to accommodate the conversion of Series A Preferred Stock into Common Stock. This amendment to the Articles of Incorporation will satisfy this contractual obligation.

Other than the conversion of (i) 3,113,368 shares of Series A Preferred Stock into 3,113,368,000 shares of Common Stock and (ii) $207,075 of convertible debt into 62,750 shares of Series A Preferred Stock (convertible into 62,750,000 shares of Common Stock), we do not presently have any agreements, commitments or arrangements regarding the 4,900,000,000 shares of our Common Stock that would be newly authorized upon the increase to our authorized Common Stock. With respect to the Series A Preferred Stock, there are also no agreements, commitments or arrangements except as set forth herein. Neither the Common Stock nor the Series A Preferred Stock has any cumulative voting, preemptive, or subscription rights.

The Board of Directors is considering, and will continue to consider, various financing options, including the issuance of Common Stock and Preferred Stock or securities convertible into Common Stock, from time to time to raise additional capital necessary to support future growth of the Company. As a result of the increase in authorized shares of Common Stock, the Board of Directors will have more flexibility to pursue opportunities to engage in possible future capital market transactions involving Common Stock, Preferred Stock or other securities convertible into Common Stock, including, without limitation, public offerings or private placements of such Common Stock or securities convertible into Common Stock.

In addition, the Company’s growth strategy may include the pursuit of selective acquisitions to execute its business plan. The Company could also use the additional capital stock for potential strategic transactions, including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments.

6

The Effects, if any, on the Increase in the Company’s authorized shares of Capital Stock

The amendment will not affect the relative voting power or equity interest of any shareholder. However, additional shares of capital stock would continue to be available for issuance from time to time in the future. The shares issued pursuant to the increase in the authorized shares will dilute the percentage ownership interest of existing holders of our Common Stock and Series A Preferred Stock and the value of the shares held by such shareholders may be diluted if shares are issued below what current stockholders paid for their shares.

For illustrative purposes only, the following table shows the effect on our authorized shares of Common Stock:

	Prior to Amendment	After Giving Effect to the Amendment
Authorized Shares of Common Stock	100,000,000	5,000,000,000
Issued and Outstanding Shares of Common Stock	69,584,149	69,584,149
Issued and Outstanding Shares of Preferred Stock	3,113,368	3,113,368
Shares of Common Stock available for future issuance	30,415,851	4,930,415,851	(1)

________________

(1) Does not include (i) 3,113,368,000 shares of Common Stock issuable upon conversion of the outstanding 3,113,368 shares of Series A Preferred Stock and (ii) 62,750 shares of Series A Preferred Stock issuable upon conversion of $207,075 of convertible debt, which is then convertible into 62,750,000 shares of Common Stock.

As a result of the amendment, additional shares of Common Stock would be available for issuance from time to time in the future, for any proper corporate purpose, including equity financings, stock splits, stock dividends, acquisitions, stock option plans and other employee benefit plans, and for strategic transactions. We believe that the availability of the additional shares of capital stock will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

The increase in authorized shares of capital stock was not approved as a means of preventing or dissuading a change in control or takeover of the Company. However, use of these shares for such a purpose is possible. Authorized but unissued or unreserved shares of Common Stock or Preferred Stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of the Company or could be issued to purchasers who would support the Board of Directors in opposing a takeover proposal. In addition, the increase in authorized shares of Common Stock or Preferred Stock may have the effect of discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful. The Board of Directors and executive officers of the Company have no knowledge of any current effort to obtain control of the Company or to accumulate large amounts of Common Stock.

Our Articles of Incorporation and Bylaws currently allow the Board of Directors the right to issue Preferred Stock without obtaining additional approval of our stockholders. The Board does not currently contemplate recommending the adoption of any other amendments to our Articles of Incorporation that could be construed to reduce or interfere with the ability of third parties to take over or change the control of our Company.

Interest of the Directors and Officers and the Majority Shareholders in the Increase in Authorized Capital Stock

The current directors of the Company, as well as three large Series A Preferred Stockholders executing the written consent, do not have any substantial interest, direct or indirect, in the amendment to our Articles of Incorporation, other than their being a sufficient number of shares of Common stock for them to convert their Series A Preferred Stock into Common Stock.

7

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 5,000,000,000 shares of Common Stock, of which 69,584,149 shares of Common Stock are issued and outstanding as of May 26, 2020, and 100,000,000 shares of Preferred Stock, with 3,500,000 shares authorized as Series A Preferred Stock, of which 3,113,368 shares were issued and outstanding as of the same date.

Common Stock

The holders of Common Stock are entitled to one vote per share with respect to all matters required by law to be submitted to stockholders. The holders of Common Stock have the sole right to vote, except as otherwise provided by law or by our Articles of Incorporation. The Common Stock does not have any cumulative voting, preemptive, subscription or conversion rights. Election of directors requires the affirmative vote of a plurality of shares represented at a meeting, and other general stockholder action requires the affirmative vote of a majority of shares represented at a meeting in which a quorum is represented. The outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

The holders of Common Stock are entitled to receive dividends, if declared by our Board of Directors, out of funds legally available, subject to a dividend preference of the Preferred Stock as discussed below. In the event of liquidation, dissolution or winding up of the affairs of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment or provision for all liabilities, including the Preferred Stock liquidation preference discussed below.

The authorized but unissued shares of our Common Stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock may enable our Board to issue shares of stock to persons friendly to existing management, which may deter or frustrate a takeover of the Company.

Preferred Stock

The Preferred Stock may be divided into and issued in series. The Board of Directors of the Corporation is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation is authorized, within any limitations prescribed by law and this Article, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock including but not limited to the following:

(a)	The rate of dividend, the timing and payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;
(b)	Whether the shares may be redeemed and, if so, the call price and the terms and conditions of redemption;
(c)	The amount payable upon the shares in the event of voluntary and involuntary liquidation;
(d)	Sinking fund provisions, if any, for the redemption or purchase of the shares;
(e)	The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;
(f)	Voting rights;
(g)	Whether the shares will be cumulative, noncumulative or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate; and
(h)	Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as the Board of Directors of the Corporation may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

Series A Preferred Stock

In September 2019, the Board of Directors adopted a designation authorizing the issuance of up to 3,500,000 shares of Series A Preferred Stock. The designations and rights of the Series A Preferred Stock are as follows:

Voting. Holders of the Series A Preferred Stock voting as a separate class shall have the right to elect a majority of the members of the Board of Directors until September 30, 2021, and until September 30, 2022, shall vote together with the holders of the Common Stock as a single class on all other matters submitted to a vote of stockholders, with each share of Series A Preferred Stock entitled to 1,000 votes.

Dividends. The Series A Preferred Stock shall be treated pari passu with the Common Stock except that the dividend on each share of Series A Preferred Stock shall be equal to the amount of the dividend declared and paid on each share of Common Stock multiplied by the conversion rate.

8

Liquidation Preference. The holders of the Series A Preferred Stock shall not be entitled to any liquidation preference.

Conversion Rate. The current conversion rate shall be one thousand shares of Common Stock for each share of Series A Preferred Stock.

Conversion. The holders of the Series A Preferred Stock shall have the right to convert into Common Stock, so long as the Company has a sufficient authorized and unissued common shares. In no event shall the holder be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by the holder and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of the Company (which may be increased up to 9.9% upon 61 days’ prior written notice by the holder).

Redemption. The shares of Series A Preferred Stock shall be redeemable at the option of the Company at any time after September 30, 2022 upon not less than 30 days’ written notice to the holders of the Series A Preferred Stock subject to the Conversion rate.

Convertible Notes

The Company issued convertible notes to the investors in an aggregate principal amount of $392,950 during the period March 4, 2019 through the Record Date. The convertible notes bear interest at a rate of 6% per annum, accruing monthly, with a 6-month maturity. As of the Record Date, the balance of convertible notes was $207,075. The convertible notes are convertible at the option of the noteholders into shares of Series A Preferred Stock at the conversion rate of one share of Series A Preferred Stock for $3.30 of debt. These notes can be prepaid in cash by the Company prior to maturity. The increase in the number of authorized shares of Common Stock will enable the convertible notes to convert into Common Stock.

The convertible notes contain standard negative covenants customary for transactions of this type. The events of default are also customary for transactions of this type.

9

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecasted in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

By order of the Board of Directors
May 26, 2020

/s/ Keith F. Duffy
Keith F. Duffy,
Chief Executive Officer

10

Appendix A

AMENDMENT TO ARTICLES OF INCORPORATION

AND ADDITIONAL ARTICLES

ARTICLE I

Corporate Name

The name of this corporation is Xeriant, Inc. (the “Corporation”).

ARTICLE III

Capital Stock

A. COMMON STOCK. The aggregate number of shares of common stock authorized to be issued by this Corporation shall be 5,000,000,000, with a par value of $0.00001 per share (“Common Stock”). Each share of issued and outstanding Common Stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote per share with respect to all matters required by law to be submitted to stockholders. The holders of Common Stock have the sole right to vote, except as otherwise provided by law or by our Articles of Incorporation.

The Common Stock does not have any cumulative voting or preemptive rights. The holders of Common Stock are entitled to share ratably in all dividends and other distributions, if declared by our Board of Directors, out of funds legally available, subject to any dividend preference of preferred stock. In the event of liquidation, dissolution or winding up of the affairs of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment or provision for all liabilities, including any preferred stock liquidation preference.

B. PREFERRED STOCK. The Corporation is authorized to issue 100,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series or classes and to fix and determine the relative rights and preferences of the shares of each series so established subject to any limitations prescribed by law and this Article, and to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock including but not limited to the following:

(a)	The rate of dividend, the timing and payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;
(b)	Whether the shares may be redeemed and, if so, the call price and the terms and conditions of redemption;
(c)	The amount payable upon the shares in the event of voluntary and involuntary liquidation;
(d)	Sinking fund provisions, if any, for the redemption or purchase of the shares;
(e)	The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;
(f)	Voting rights;
(g)	Whether the shares will be cumulative, noncumulative or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate; and
(h)

Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as the Board of Directors of the Corporation may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

The Board of Directors shall exercise the foregoing authority by adopting a resolution setting forth the designation of each series and the number of shares therein and fixing and determining the relative rights and preferences thereof.

11